Exhibit 8.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

155 NORTH WACKER DRIVE

CHICAGO, ILLINOIS 60606-1720

TEL: (312) 407-0700

FAX: (312) 407-0411

www.skadden.com

April 6, 2010

Potlatch Corporation

601 West 1st Avenue, Suite 1600

Spokane, Washington 99201

Re:	Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain United States federal income tax considerations in connection with the offer (such offer, the “Exchange Offer”) by Potlatch Corporation, a Delaware corporation (“Potlatch”), to exchange any and all of Potlatch’s outstanding, unregistered 7 1/2% Senior Notes due 2019 for up to $150,000,000 aggregate principal amount of Potlatch’s registered 7 1/2% Senior Notes due 2019 (the “Exchange Notes”), pursuant to a registration statement on Form S-4, dated as of April 6, 2010 (the “Registration Statement”) and filed with the Securities and Exchange Commission (the “Commission”) on April 6, 2010. We have acted as special tax counsel to Potlatch in connection with, and have participated in the preparation, of the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations, and covenants of officers of Potlatch (the “Officers’ Certificate”) dated as of April 6, 2010, relating to, among other things, the actual and proposed operations of Potlatch and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s primary

Potlatch Corporation

April 6, 2010

counsel, have not reviewed, and of which we may be unaware. For purposes of our opinion, we have not independently verified all of the facts, statements, representations, and covenants set forth in the Officers’ Certificate, the Registration Statement, or in any other document. Consequently, we have assumed and relied on your representation that the facts, statements, representations, and covenants presented in the Officers’ Certificate, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations, and covenants are true without regard to any qualification as to knowledge, belief, intent, materiality, or otherwise. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations, and covenants. We are not aware of any facts inconsistent with the statements in the Officers’ Certificate. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) Potlatch and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed, and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code,

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April 6, 2010

Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

Based on and subject to the foregoing, we are of the opinion that:

1. Commencing with its taxable year ended December 31, 2006, Potlatch has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and its actual and proposed method of operation has enabled and will enable Potlatch to meet the requirements for qualification and taxation as a REIT under the Code. Potlatch’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Potlatch’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

2. Although the discussion set forth in the Registration Statement under the heading “Material United States Federal Income Tax Consequences” does not purport to discuss all possible United States Federal income tax consequences of the ownership and disposition of the Exchange Notes, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material United States Federal income tax consequences of the matters described therein, subject to the qualifications set forth therein. The United States Federal income tax consequences of the ownership and disposition of such Exchange Notes by an investor will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “Material United States Federal Income Tax Consequences” as applied to any particular holder.

Except as expressly set forth above, we express no opinion on any issue relating to Potlatch or any investment therein. This opinion has been prepared for you in connection with the Exchange Offer. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden,

Potlatch Corporation

April 6, 2010

Arps, Slate, Meagher & Flom LLP under the headings “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP